Exhibit 10.25

AMENDED AND RESTATED VOTING AGREEMENT
This AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made and entered into as of November 8, 2019, by and among Sprout Social, Inc., a Delaware corporation (the “Company”), BRJ Investments, LLC (“BRJ”) and Justyn Howard (“Howard”).
RECITALS
WHEREAS, on June 23, 2014 the Company, BRJ, Howard, Aaron Rankin 2013-1 GRAT dated February 12, 2013, Gilbert Lara and Peter Soung entered into those certain Stock Transfer Agreements (as amended from time to time in accordance with their respective terms, the “Stock Transfer Agreements”);
WHEREAS, immediately following the consummation of the transactions contemplated by the Stock Transfer Agreements, BRJ held 1,088,326 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”);
WHEREAS, the obligations and transactions in the Stock Transfer Agreements were conditioned upon the execution and delivery of that certain Voting Agreement, dated as of June 23, 2014 (the “Original Voting Agreement”), entered into by and among the Company, BRJ and Howard; and
WHEREAS, the parties to the Original Voting Agreement desire to amend and restate the Original Voting Agreement as set forth in this Agreement.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:
1.    Definitions. As used in this Agreement, the following terms shall have the meanings ascribed to such terms below:
“Certificate of Incorporation” shall mean the Seventh Amended and Restated Certificate of Incorporation of Company, as amended, modified or supplemented from time to time after the date hereof.
“Initial Offering” shall mean the first firm commitment underwritten public offering of shares of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.
2.    Irrevocable Proxy. BRJ hereby constitutes and appoints Howard or his designee as BRJ’s true and lawful proxy and attorney-in-fact, with the power to act alone and with full power of substitution, to vote all of BRJ’s shares of Common Stock in the same manner as Howard votes the shares of Common Stock held by him in respect of any vote or approval of the stockholders of the Company and to execute all appropriate instruments consistent with this Agreement (including, without limitation, any underwriter lock-up agreements, indemnification agreements, stockholder agreements or other agreements or written consents to be executed by the Company’s stockholders in connection with any stockholder vote, an Initial Offering or an Acquisition or Asset Sale (each as defined in the Certificate of Incorporation)) on behalf of BRJ. The proxy and power of attorney granted by BRJ pursuant to this Section 2 are given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and the Stock Transfer Agreements and, as such, are coupled with an interest. This proxy and power of attorney shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6 hereof. BRJ shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6 hereof, grant any other proxy or power of attorney with respect to any of its shares of Common Stock, deposit any of such shares of Common Stock into a voting trust or enter into any agreement (other than this Agreement and the Company’s Certificate of Incorporation (as amended from time to time)), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such shares of Common Stock.
3.    Release by BRJ. BRJ, for and on behalf of itself and each of its past and present controlled affiliates, managers, members, partners, officers, directors, employees, agents and representatives, and their respective heirs, executors, administrators, personal representatives, successors and assigns, hereby fully and forever releases, acquits and discharges Howard and his heirs, executors, successors and assigns, from any and all claims, demands, suits, liabilities, obligations, judgments, orders, debts, liens, contracts, agreements, covenants and causes of action of every kind and nature, which may exist now or in the future, in each case, to the extent arising out of, related to, or based upon BRJ’s agreement to be bound by the covenants or other obligations of BRJ set forth in this Agreement and the Original Voting Agreement. This Section 3 shall survive termination of this Agreement indefinitely.
4.    Representations. BRJ represents and warrants to the Company and Howard that (i) BRJ is the sole legal and beneficial owner of its shares of Common Stock, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement (other than this Agreement and the Original Voting Agreement), and (ii) BRJ has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, BRJ and is enforceable in accordance with its terms.

5.    Legend.
(a)    Each certificate representing shares of Common Stock now or hereafter owned by BRJ shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN SOME CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF THAT CERTAIN VOTING AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION, AS MAY BE AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

(b)    BRJ agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement. The legend shall be removed at the request of BRJ following termination of this Agreement.
6.    Termination. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:
(a)    the date of the closing an Acquisition or Asset Sale;
(b)    the third anniversary of the closing of the Initial Offering; and
(c)    the date as of which the parties hereto terminate this Agreement by written consent or agreement.
7.    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.
8.    Jurisdiction; Venue. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN CHICAGO, ILLINOIS OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE OR ANY SUIT, ACTION OR PROCEEDING RELATING THERETO SHALL BE HEARD AND DETERMINED IN SUCH COURTS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE WITH RESPECT TO THE VENUE OF ANY SUCH DISPUTE BROUGHT IN SUCH

COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.
9.    Waiver of Jury Trial. EACH PARTY HERETO WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY KIND ARISING FROM OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE. EACH PARTY HERETO AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.
10.    Amendment. This Agreement shall not be amended, modified or altered in any manner except by an instrument in writing executed by all of the parties hereto.
11.    Remedies.
(a)    The rights and remedies of the parties are cumulative and not alternative. Neither the failure nor any delay in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial excuse of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or any other right, power or privilege.
(b)    Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the parties hereto shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.
12.    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.
13.    Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including, without limitation, to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

14.    Negotiated Agreement. The parties hereto acknowledge that they have been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and agree that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto. BRJ and Howard acknowledge and agree that this Agreement has been prepared on behalf of the Company by Latham & Watkins LLP, counsel to the Company, and that Latham & Watkins LLP does not represent, and is not acting on behalf of, BRJ or Howard. Each of BRJ and Howard has been provided with an opportunity to consult with its own counsel with respect to this Agreement.
15.    Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
16.    Entire Agreement. From and after the Effective Date, this Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. From and after the Effective Date, this Agreement supersedes all prior discussions, negotiations, letters of intent, agreements, understandings and representations (whether written or oral) with respect to the transactions contemplated hereby and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.
17.    Counterparts; Facsimile or Electronic Transmission. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or electronic transmission in portable document format (pdf) of any signed original counterpart and/or retransmission of any signed facsimile or pdf shall be deemed to have the same effect as an original. No party shall raise as a defense to the formation or enforceability of this Agreement as a contract, and each party forever waives any such defense, either (i) the use of facsimile or electronic transmission to deliver a signature or (ii) the fact that any signature was signed and subsequently transmitted via facsimile or electronic transmission.
18.    Effective Date. Notwithstanding the date first set forth above, the parties hereto agree that this Agreement shall not go into effect unless and until the effective date of the registration statement on Form S-1 for an Initial Offering, automatically and without any further action by the parties hereto (the “Effective Date”).
[Signature Page Follows]

IN WITNESS WHEREOF, the parties below, intending to be legally bound hereby, have executed this Amended and Restated Voting Agreement as of the date first written above.

COMPANY:

SPROUT SOCIAL, INC.

By:	/s/ Justyn Howard
Name:	Justyn Howard
Title:	CEO

HOWARD:

/s/ Justyn Howard

Justyn Howard

BRJ:

BRJ INVESTMENTS, LLC

By:	/s/ Bryan R. Johnson
Name:	Bryan R. Johnson
Title:	President